UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 7, 2012

Date of Report (Date of earliest event reported)

BioPower Operations Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

Nevada	27-4460232
(State of incorporation)	(I.R.S. Employer Identification No.)

1000 Corporate Drive, Suite 200,
Fort Lauderdale, Florida	33334
(Address of principal executive offices)	(Zip Code)

954 607 2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2012, the Board of Directors of BioPower Operations Corporation (the “Company”) elected Michael Dinkes, Esq., CPA as a director and Chairman of BioPower's Audit Committee.

Mr. Dinkes is a non-management director and will receive 30,000 shares of common stock, consistent with the compensation to be received by any other non-management members of the Board and an additional 20,000 shares of common stock as Chairman of BioPower’s audit committee. The Company has determined that there are no related person transactions, as contemplated by Item 404(a) of Regulation S-K, to which the Company and Mr. Dinkes are parties.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Also on June 7, 2012, the Board of Directors amended the Company’s Bylaws to provide that the number of directors constituting the entire Board shall be fixed from time to time by the Board, but shall not be more than 7 directors. The Board fixed the current number of directors at 3. A copy of the Bylaws, as amended, are attached hereto as Exhibit 4.1 and are incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

4.1	Bylaws of BioPower Operations Corporation as of June 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPower Operations Corporation

(Registrant)

By:	/s/ Robert D. Kohn
Robert D. Kohn,
Chief Executive Officer

Date: June 15, 2012